UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2021

LivaNova PLC
(Exact Name of Registrant as Specified in its Charter)

England and Wales	001-37599	98-1268150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Eastbourne Terrace
London, W2 6LG
United Kingdom
(Address of Principal Executive Offices)

+44 20 33250660
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
Ordinary Shares - £1.00 par value per share	LIVN	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01 – Entry into a Material Definitive Agreement

On August 13, 2021 (the “Effective Date”), LivaNova PLC (together with its consolidated subsidiaries, the “Company”) and its wholly-owned subsidiary, LivaNova USA, Inc. (the “Borrower”) entered into a First Lien Credit Agreement (the “Credit Agreement”) with the lenders and issuing banks party thereto and Goldman Sachs Bank USA, as First Lien Administrative Agent and First Lien Collateral Agent, relating to a $125 million senior secured multi-currency revolving credit facility to be made available to the Borrower (the “Credit Facility”).

The Credit Facility has a five-year term and bears interest at a rate equal to, for U.S. dollar-denominated loans, an adjusted London Interbank Offered Rate (LIBOR) with a floor of 0.00%, or a Base Rate (as defined in the Credit Agreement), plus, in each case, a variable margin based on the Company’s senior secured net leverage ratio. As of the Effective Date, the applicable margin for Eurodollar loans was equal to 3.00% per annum. Interest will be paid monthly or quarterly, as selected by the Borrower, with any outstanding principal due at maturity. The Credit Agreement also contemplates the payment of commitment fees on the unused portion of the commitments, at a variable percentage based on the Company’s senior secured net leverage ratio. As of the Effective Date, the applicable commitment fee percentage was equal to 0.250% per annum.

The Credit Facility is available for working capital and other general corporate purposes and, if drawn, can be repaid at any time without premium or penalty.

The Credit Agreement contains customary representations, warranties and covenants, including the requirement to maintain a senior secured first lien net leverage ratio for as long as there are any revolving loans outstanding under the Credit Facility, as well as in order for the Company to borrow additional revolving loans.

The Credit Agreement is filed herewith as Exhibit 10.1 and incorporated herein by reference. The description above does not purport to be complete and is qualified in its entirety by the complete text of the Credit Agreement.

Item 1.02. Termination of a Material Definitive Agreement

On August 12, 2021, the Company repaid in full and terminated its previously outstanding $450 million senior secured term loan. That term loan is described in Note 12 to the financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

On August 12, 2021, the Company also terminated its previous $50.0 million revolving credit facility agreement with ACF FINCO I LP (which was undrawn). That revolving credit facility is described in Note 12 to the financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 is incorporated into this item 2.03 by reference.

Item 7.01 Regulation FD Disclosure

A copy of the press release announcing the Company’s entry into the Credit Facility and other matters is furnished (but not filed) herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits.

Exhibit	Description
10.1
First Lien Credit Agreement dated as of August 13, 2021 among LivaNova PLC, LivaNova USA, Inc., the lenders and issuing banks party thereto and Goldman Sachs Bank USA, as First Lien Administrative Agent and First Lien Collateral Agent.

99.1	Press Release, dated August 16, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LivaNova PLC

Date: August 16, 2021	By:/s/ Keyna Skeffington
Name: Keyna Skeffington
Title: Senior Vice President & General Counsel

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